UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 22, 2011

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-53834	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

222 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2011, David Suleski, was appointed as the Chief Financial Officer of Rare Element Resources Ltd. (the “Registrant”).  Mr. Suleski succeeds Mark T. Brown, who served as Chief Financial Officer of the Registrant since the Registrant’s inception in 1999.  Mr. Brown will remain a director of the Registrant.

Mr. Suleski is a Certified Public Accountant and has held senior financial roles with operating mining companies with operations in the United States. His most recent position was the Vice President and Chief Financial Officer of Atna Resources Ltd., a TSX-listed company with an operating gold mine and several advanced gold exploration projects. Prior to Atna, Mr. Suleski was the Vice President and Chief Financial Officer, Treasurer, and Corporate Secretary of Canyon Resources Ltd.

Mr. Suleski earned his CPA designation while working with the firms of Arthur Young and Company, and Coopers & Lybrand. Following that period, he spent eight years with Cyprus Amax Mineral Company as its Financial Analyst and Administrative Supervisor for the Pinos Altos copper/zinc mine in New Mexico, Supervisor of Metallurgical Accounting at the Miami Mining Complex in Arizona, and Coordinator of External and Internal Reporting. He has held positions including Division Controller for Pulte Mortgage, Corporate Controller for Apex Silver Mines Corporation and Associate Banker for NM Rothschild & Sons (Denver) Incorporated. David has a Bachelor of Business Administration degree in accounting from the University of Wisconsin - Whitewater and received his Certified Public Accountant certification in 1987.

Pursuant to an employment agreement between the Registrant and Mr. Suleski, Mr. Suleski’s initial salary is set at an annual rate of $175,000.  Mr. Suleski will be entitled to participate in all employee benefit programs of the Registrant.  Mr. Suleski will also be granted stock options on a total of 200,000 shares of the Registrant’s common stock, to vest 20% every four months, exercisable at an exercise price of Cdn.$8.49 with an expiry date of August 23, 2016.  In the case of a change in ownership of the Registrant resulting in Mr. Suleski’s loss of employment, the Registrant will provide Mr. Suleski two years of compensation at his normal annual rate.

Mr. Suleksi is not related by blood or marriage to any of the Registrant’s directors or executive officers of any persons nominated by the Registrant to become directors or executive officers.  The Registrant has not engaged in any transaction in which Mr. Suleski or a person related to Mr. Suleski had a direct or indirect material interest.  To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers or other persons and Mr. Suleski pursuant to which he was selected to serve as a officer.

Item 7.01  Regulation FD Disclosure

On August 24, 2011, the Registrant issued a press release announcing the appointment of David Suleski as Chief Financial Officer of the Registrant. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1

Press Release dated August 24, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: August 24,2011	By: /s/Winnie Wong Winnie Wong Corporate Secretary

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated August 24, 2011